Exhibit 32.2

Certification of Treasurer & Controller
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with the Annual Report of Comtex News Network, Inc. (the “Company”) on Form 10-K for the period ended June 30, 2009, as filed with the Securities and Exchange Commission (the “Report”), I, Paul Sledz, Principal Accounting Officer of the Company, do hereby certifiy, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, based on my knowledge that:

1.	the Report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for the purpose of Section 18 of the Securities and Exchange Act of 1934, as ammended.

September 25, 2009	/s/ Paul Sledz
Paul Sledz
Treasurer & Controller
Principal Accounting Officer